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                                                                    EXHIBIT 23.7

                                    CONSENT

     Reference is hereby made to the fairness opinions dated September 26, 1996 and January 6, 1997 (the "Fairness Opinions") addressed to the Board of Directors of A. H. Belo Corporation ("Belo") by Furman Selz LLC ("Furman Selz"). Furman Selz hereby consents to the references to and summary of the Fairness Opinions under "SUMMARY -- The Merger -- Recommendation of Belo Board; Belo's Reasons for the Merger," "THE MERGER -- Background," "THE
MERGER --Recommendation of Belo Board; Belo's Reasons for the Merger" and "THE MERGER -- Fairness Opinions" of the Joint Proxy Statement/ Prospectus of The Providence Journal Company and Belo forming part of this Registration Statement on Form S-4.

     IN WITNESS WHEREOF, the undersigned has executed this consent this 6th day of January, 1997.

                                            FURMAN SELZ LLC

                                            By:     /s/ GERALD H. CROMACK

                                            ------------------------------------
                                            Name: Gerald H. Cromack
                                            Title: Managing Director